                                                                   EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-75866), Registration Statement on Form S-3 (No. 333-58808), and Registration Statement on Form S-8 filed on August 23, 2000 of Key3Media Group, Inc. (previously known as ZD Events) of our report dated April 12, 2000, except for the tenth paragraph of Note 3 and Note 16, for which the dates are April 13, 2000 and June 7, 2001, respectively, relating to the combined financial statements of ZD Events, as of December 31, 1999 and for the year ended December 31, 1999, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
March 28, 2002